Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-26248 and Form S-3 No. 333-83921) of First United Corporation and in the related Prospectuses of our report dated February 14, 2003, with respect to the consolidated financial statements of First United Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2002.




                                                /s/ Ernst & Young, LLP
                                                ----------------------
                                                Ernst & Young, LLP

Baltimore, Maryland
March 24, 2003